Exhibit 99.1

Sunpeaks Ventures Secures Funding of $200,000

SILVER SPRING, Md., March 2, 2012 /PRNewswire/ -- Sunpeaks Ventures, Inc. (OTCBB: SNPK) (PINKSHEETS: SNPK) (the "Company" or "Sunpeaks Venutres") is pleased to announce that it has completed an initial financing of $200,000.  The proceeds from this financing will be used for general working capital and other such purposes as the Company may determine from time to time.

"The most important reason to become a publicly traded company is to access additional growth capital on more attractive terms," stated Mr. Mackie Barch, President and CEO of Sunpeaks Ventures.  "This initial financing and future potential capital raises will fuel our corporate growth and help position the Company as leaders in the hard-to-find and specialty drug distribution sector."

Further updates regarding Sunpeaks Ventures and HDS will be made as additional information becomes available.

About Sunpeaks Ventures, Inc.

Sunpeaks Ventures, Inc. and its wholly owned subsidiary Healthcare Distribution Specialist, LLC ("HDS"), is a nationally focused, value-added distributor of specialty drugs and over-the-counter ("OTC") branded multivitamins to the healthcare provider market.   HDS also owns and markets Clotamin®, a specialized over-the-counter multivitamin product designed exclusively for use by patients also on Warfarin®, a popular blood thinner that has a long list of known adverse drug and food interactions.

For additional information, please visit www.sunpeaksventures.com.

Contact:  Financial Insights 888-248-8491 or info@sunpeaksventures.com

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Sunpeaks Ventures' actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Sunpeaks Ventures' filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Sunpeaks Ventures herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Sunpeaks Ventures disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.